CONFIDENTIAL

Binding Commitment for $3 million Credit Line
for NexMed, Inc.
(NASDAQ: NEXM)

Lender:	Southpoint Master Fund LP

Total Amount:	$3 million

Draw Down:
Each Draw Down shall not exceed $600,000 per 30 days. NexMed (the “Company”) will draw down only when the Company’s cash and cash equivalents is below $1 million. The Company will give notice to the Investor at least 5 days prior to any Draw Down, and has the right to make no Draw Down and up to five Draw Downs during the Term of the Credit Line.

Term:
The Credit Line expires on December 31, 2008. In the event the results from the Novartis Phase 3 trials on NexMed’s anti-fungal product are negative, then further Draw Downs on the Credit Line shall be prohibited.

Repayment:
Repayment of Draw Downs shall be made in shares of NEXM stock or cash at the Lender’s option on December 31, 2008. The number of shares issued shall be equal to the amount of the Draw Down divided by $1.01 (92.5% of the 5 day VWAP for the five day period ended May 9, 2008). Lender shall notify the Company 5 days prior to repayment date as to whether repayment shall be in NEXM shares or cash.

Warrants:
In consideration for making available the Credit Line, the Lender shall receive warrants to purchase 250,000 shares of NEXM common stock, which shall vest immediately upon the execution of the Commitment. The Warrants shall have a three-year term at an exercise price of $1.15 (105% of the 5 day VWAP for the five day period ended May 9, 2008). The re-sale of the shares issued upon the exercise of the Warrants shall have piggyback registration rights. All other terms and conditions of the Warrants shall be identical to the warrants dated January 23, 2006 held by the Lender.

Registration:
NexMed shall file a Registration Statement within 30 days of its re-payment in full if shares are issued. The NEXM shares issued will be restricted until the contemplated Registration Statement becomes effective. All other terms and conditions of the Registration Statement shall be identical to the registration statement filed in connection with the January 23, 2006 private placement of NEXM stock.

Effectiveness:	Both parties agree that this Commitment shall become binding upon execution by both parties.

Agreed by NexMed, Inc.:

/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President & CFO
Date: May 12, 2008

Agreed by Southpoint Master Fund LP:
By: Southpoint GP, LP, its general partner
By: Southpoint GP, LLC, its general partner

/s/ Robert Butts
Name: Robert Butts
Title: Member
Date: May 12, 2008